Exhibit 21


             Subsidiaries of Independent Community Bankshares, Inc.


           Name of Subsidiary                      State of Incorporation
           ------------------                      ----------------------

           The Middleburg Bank                             Virginia

        The Tredegar Trust Company                         Virginia